Registrant Name:
  Phoenix Duff & Phelps Institutional Mutual Funds
  File Number: 811-9140
  Registrant CIK Number: 0001004658

New advisory and sub-advisory agreements were filed with the SEC in the May 1 amendment to the N1-A. These agreements were filed with the SEC on 4-25-03 and are incorporated by reference in this NSAR."